UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report(Date of earliest event reported): June 25, 2021 ( June 24, 2021)

Booz Allen Hamilton Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 902-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	BAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2021 (the “Amendment Effective Date”), Booz Allen Hamilton Holding Corporation’s wholly-owned subsidiaries Booz Allen Hamilton Inc. (the “Company”) and Booz Allen Hamilton Investor Corporation (“Investor”), and certain wholly-owned subsidiaries of the Company (the “Subsidiaries” and, together with Investor, the “Guarantors”), entered into the Eighth Amendment (the “Amendment”) to the Credit Agreement, dated as of July 31, 2012 (as previously amended by the First Amendment to the Credit Agreement, dated as of August 16, 2013, the Second Amendment to the Credit Agreement, dated as of May 7, 2014, the Third Amendment to the Credit Agreement, dated as of July 13, 2016, the Fourth Amendment to the Credit Agreement, dated as of February 6, 2017, the Fifth Amendment to the Credit Agreement, dated as of March 7, 2018, the Sixth Amendment to the Credit Agreement, dated as of July 23, 2018, and the Seventh Amendment to the Credit Agreement, dated as of November 26, 2019, the “Existing Credit Agreement” and, as amended, the “Credit Agreement”), among the Company, the Guarantors, Bank of America, N.A., as Administrative Agent, Collateral Agent, and the other lenders and financial institutions from time to time party thereto, in order to, among other things, extend the maturity of the tranche A term loan and revolving credit facilities, adjust the pricing grid applicable to the tranche A term loan and revolving credit facilities, and increase the aggregate principal amount of the revolving credit facility and the letter of credit sublimit thereunder, and make certain other amendments to the financial covenants and other terms under the Existing Credit Agreement.

Prior to the Amendment Effective Date, approximately $1,289,764,455.50 of tranche A term loans (the “Existing Tranche A Term Loans”) were outstanding under the Existing Credit Agreement. Pursuant to the Amendment, certain lenders under the Existing Credit Agreement converted their Existing Tranche A Term Loans into a new tranche of tranche A term loans (the “New Refinancing Tranche A Term Loans”) in an aggregate amount, along with the New Refinancing Tranche A Term Loans advanced by certain new lenders, of approximately $1,289,764,455.50. The proceeds of the New Refinancing Tranche A Term Loans borrowed on the Amendment Effective Date were used to prepay in full all of the Existing Tranche A Term Loans that were not converted into the New Refinancing Tranche A Term Loans.

Prior to the Amendment Effective Date, approximately $500,000,000.00 of revolving commitments (the “Existing Revolving Commitments”) were outstanding under the Existing Credit Agreement, with a sublimit for letters of credit of $100,000,000.00. Pursuant to the Amendment, certain lenders under the Existing Credit Agreement converted their Existing Revolving Commitments into a new tranche of revolving commitments (the “New Revolving Commitments” and the revolving credit loans made thereunder, the “New Revolving Loans”) in an aggregate amount, along with the New Revolving Commitments of certain new lenders, of $1,000,000,000.00, with a sublimit for letters of credit of $200,000,000.00.

Under the Amendment, the rate at which the New Refinancing Tranche A Term Loans and the New Revolving Loans bear interest based either on LIBOR (adjusted for maximum reserves, and subject to a floor of zero) for the applicable interest period or a base rate (equal to the highest of (i) the administrative agent’s prime corporate rate, (ii) the overnight federal funds rate plus 0.50% and (iii) three-month LIBOR (adjusted for maximum reserves, and subject to a floor of zero) plus 1.00%), in each case plus an applicable margin, payable at the end of the applicable interest period and in any event at least quarterly. The applicable margin for the New Refinancing Tranche A Term Loans and the New Revolving Loans ranges from 1.125% to 2.00% for LIBOR loans and 0.125% to 1.00% for base rate loans, in each case based on the Company’s consolidated total net leverage ratio. The interest rate applicable to the tranche B term loans is unchanged. Unused New Revolving Credit Commitments are subject to a quarterly fee ranging from 0.175% to 0.35% based on the Company’s consolidated total net leverage ratio. The Company has also agreed to pay customary letter of credit and agency fees.

Under the Amendment, the New Refinancing Tranche A Term Loans and the New Revolving Commitments will mature on the fifth anniversary of the Amendment Effective Date.

The New Refinancing Tranche A Term Loans and the New Revolving Commitments will be secured by the same collateral and guaranteed by the same guarantors as the existing term loans under the Credit Agreement. Voluntary prepayments of the New Refinancing Tranche A Term Loans and the New Revolving Loans are permitted at any time, in minimum principal amounts, without premium or penalty.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the New Refinancing Tranche A Term Loans and the New Revolving Commitments is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Eighth Amendment to Credit Agreement, dated as of June 24, 2021, among Booz Allen Hamilton Inc., as Borrower, Booz Allen Hamilton Investor Corporation, eGov Holdings, Inc. and Aquilent, Inc., as Guarantors, Bank of America, N.A., as Administrative Agent and Collateral Agent and the other Lenders and financial institutions from time to time party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

By:	/s/ Lloyd W. Howell, Jr.
Lloyd W. Howell, Jr. Executive Vice President, Chief Financial Officer and Treasurer

Date: June 25, 2021